UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2022

ORTHO CLINICAL DIAGNOSTICS HOLDINGS PLC

(Exact name of Registrant as Specified in Its Charter)

England and Wales	001-39956	98-1574150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Route 202, Raritan, New Jersey		08869
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (908) 218-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.00001 par value	OCDX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2022, in connection with the transactions contemplated by the Business Combination Agreement, dated December 22, 2021, by and among Ortho Clinical Diagnostics Holdings plc (the “Company”), Quidel Corporation, Coronado Topco, Inc. (“Topco”) and other parties thereto (the “BCA”), Topco, a wholly owned indirect subsidiary of the Company, entered into a Special Advisor Agreement (the “Advisor Agreement”) with Christopher Smith, the Company’s current Chief Executive Officer. Pursuant to the Advisor Agreement, upon and subject to the consummation of the transactions contemplated by the BCA, Mr. Smith will be engaged as a Special Advisor to Topco for an initial term of one year and will receive an advisory fee of $52,083 per month. Pursuant to the Advisor Agreement, Mr. Smith will also separate from employment with the Company upon and subject to the consummation of the transactions contemplated by the BCA. Mr. Smith will receive severance payments in accordance with the terms of his existing employment agreement with the Company and will vest 100% in his outstanding stock options, effective upon his separation from employment.

The foregoing description of the Advisor Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the agreement, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Special Advisor Agreement dated February 15, 2022 between Christopher Smith and Coronado Topco, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed business combination transaction among Quidel, the Company and Topco, on January 31, 2022, Topco filed a preliminary registration statement on Form S-4 with the Securities and Exchange Commission (the “Commission”) that contains a joint proxy statement/prospectus and other relevant documents concerning the proposed transaction. The joint proxy statement/prospectus is not final and may be amended.

YOU ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND THE OTHER RELEVANT DOCUMENTS THAT HAVE BEEN OR MAY BE FILED WITH THE COMMISSION, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT QUIDEL, THE COMPANY AND THE PROPOSED TRANSACTION.

The definitive joint proxy statement/prospectus will be mailed to Quidel’s stockholders and the Company’s shareholders when available. You can also obtain the joint proxy statement/prospectus filed on January 31, 2022, the definitive version (when it becomes available) and the other documents filed with the Commission free of charge at the Commission’s website, www.sec.gov. In addition, you may obtain free copies of the joint proxy statement/prospectus filed on January 31, 2022, the definitive version (when it becomes available) and the other documents filed by Quidel and the Company with the Commission by requesting them in writing from Quidel Corporation, 9975 Summers Ridge Road, San Diego, CA 92121, Attention: Investor Relations, or by telephone at 858-646-8023, or from Ortho Clinical Diagnostics Holdings plc, 1001 Route 202, Raritan, New Jersey 08869, Attention: Investor Relations, or by directing a written request to SVC Ortho-SVC@SARDVERB.com.

Quidel and the Company and their respective directors and executive officers may be deemed under the rules of the Commission to be participants in the solicitation of proxies. Information about Quidel’s directors and executive officers and their ownership of Quidel’s common stock is set forth in Quidel’s proxy statement on Schedule 14A filed on April 15, 2021, with the Commission. Information about the Company’s directors and executive officers and their ownership of the Company’s ordinary shares is set forth in the Company’s Annual Report on Form 10-K filed with the Commission on March 19, 2021. These documents may be obtained free of charge from the sources indicated above. Information regarding the identity of the potential participants, and their direct or indirect interests in the transaction, by security holdings or otherwise, is contained in the joint proxy statement/prospectus filed on January 31, 2022 and will be contained in other relevant materials when they are filed with the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ortho Clinical Diagnostics Holdings plc

Date: February 16, 2022	By:	/s/ Joseph M. Busky
Joseph M. Busky
Chief Financial Officer